SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 19, 2001


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS


     On October 19, 2001, Sonex Research, Inc. (the "Company") posted the following report on its website (www.sonexresearch.com):



               SONEX RAISES CAPITAL; INVESTORS INCLUDE INSIDERS


ANNAPOLIS, MARYLAND, September 27, 2001 - SONEX RESEARCH, INC. (OTC BB: SONX) announced that a private financing initiated earlier this month by a small group of local shareholders has been completed this week. The Company raised $112,500 from the sale of 750,000 shares of Common Stock sold in twenty-five units consisting of 30,000 shares each. No additional convertible securities such as warrants are being issued in connection with the investment.

The investors included Sonex CEO and co-founder Dr. Andrew A. Pouring, CFO George E. Ponticas, and director John H. Drewanz, who joined the Board on October 1. The group's original goal was to provide $45,000 from the sale of ten units, with the majority of the funds to be utilized to expand the Company's marketing activity and to increase efforts to conclude strategic business arrangements. The amount of the investment above the original goal is being utilized primarily to satisfy payables which include charges in connection with the recent annual report and proxy mailing and the shareholder meeting, audit and legal fees, patent filing fees, consulting fees, unpaid wages owed to employees and officers, and other charges.

At the Annual Meeting of Shareholders held September 27, Sonex Chairman Myron A. "Mike" Wick, III, cautioned that while the Company has made significant progress in the past year, its short-term cash flow position remains tenuous because revenues have yet to exceed expenditures. Mr. Wick's remarks included mention of the fact that the Company's officers have been deferring significant current cash compensation this year to help cash flow.

The Company's financial statements continue to state, in part, that if the realization of significant revenue is further delayed, additional capital may be necessary to fund operations and that there is no assurance that such additional capital will be available or, if available, can be obtained on favorable terms.

Sonex Research, Inc., a leader in the field of combustion technology, has its Sonex Combustion System (SCS) technology protected by numerous patents issued and pending worldwide. The Company is pursuing licensing agreements for the marketing, manufacture and sale of diesel truck engine pistons incorporating its patented technology for the reduction of emissions in vehicular direct injected turbocharged diesel engines, and has conducted demonstration and development programs with some of the world's largest diesel engine manufacturers. Other SCS designs are being used to convert small gasoline engines to heavy fuel use for military and commercial applications.


Caution Regarding Forward-Looking Statements

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 19, 2001



SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer